EXHIBIT 11
                             DOCUCON, INCORPORATED

                       COMPUTATION OF EARNINGS PER SHARE

                                  (Unaudited)

                                                                              Three Months                       Nine Months
                                                                           Ended September 30                 Ended September 30
                                                                       ----------------------------    -----------------------------
                                                                            1995           1994             1995           1994
                                                                       ------------    ------------    ------------    ------------

COMPUTATION OF PRIMARY EARNINGS PER SHARE:
         Net loss ..................................................   $   (182,273)   $   (496,763)   $   (889,215)   $ (1,060,543)
     Less- Preferred stock dividend requirements ...................        (14,675)        (15,813)        (45,896)        (47,357)
                                                                       ------------    ------------    ------------    ------------

                Net loss applicable to common stockholders
                  used for computation .............................   $   (196,948)   $   (512,576)   $   (935,111)   $ (1,107,900)
                                                                       ============    ============    ============    ============

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
   OUTSTANDING .....................................................     11,722,583      11,544,280      11,662,841      11,542,082

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON
   ASSUMED CONVERSION OF OPTIONS AND WARRANTS ......................           --              --              --              --
                                                                       ------------    ------------    ------------    ------------

WEIGHTED AVERAGE COMMON SHARES AND COMMON SHARE
   EQUIVALENTS USED FOR COMPUTATION ................................     11,722,583      11,544,280      11,662,841      11,542,082
                                                                       ============    ============    ============    ============

PRIMARY EARNINGS PER COMMON SHARE AND COMMON SHARE
   EQUIVALENT ......................................................   $       (.02)   $       (.04)   $       (.08)   $       (.10)
                                                                       ============    ============    ============    ============


COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE:
         Net loss ..................................................   $   (182,273)   $   (496,763)   $   (889,215)   $ (1,060,543)
         Preferred stock dividend requirements .....................        (14,675)        (15,813)        (45,896)        (47,357)
         Decrease in net loss applicable to common stock for-
            Preferred stock dividends not incurred upon assumed
              conversion of preferred stock ........................           --              --              --              --
                                                                       ------------    ------------    ------------    ------------
                Net loss applicable to common stockholders
                  used for computation .............................   $   (196,948)   $   (512,576)   $   (935,111)   $ (1,107,900)
                                                                       ============    ============    ============    ============

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
   OUTSTANDING .....................................................     11,722,583      11,544,280      11,662,841      11,542,082

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON
   ASSUMED CONVERSION OF OPTIONS AND WARRANTS ......................           --              --              --              --

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON
   ASSUMED CONVERSION OF THE PREFERRED STOCK .......................           --              --              --              --
                                                                       ------------    ------------    ------------    ------------

WEIGHTED AVERAGE SHARES USED FOR COMPUTATION .......................     11,722,583      11,544,280      11,662,841      11,542,082
                                                                       ============    ============    ============    ============

EARNINGS PER COMMON SHARE AND COMMON SHARE
   EQUIVALENT ASSUMING FULL DILUTION ...............................     $(.02) (a)      $(.04) (a)      $(.08) (a)      $(.10) (a)
                                                                       ============    ============    ============    ============

            (a) This calculation is submitted in accordance with Item
           601(b)(11) of Regulation S-K although it is not required by
         APB Opinion No. 15 because it results in dilution of less than
                                   3 percent.